Exhibit 99.1

CARDIOVASCULAR SYSTEMS, INC. REPORTS FISCAL 2021
SECOND-QUARTER FINANCIAL RESULTS

Conference Call Scheduled for Today, February 3, 2021, at 3:30 PM CT (4:30 PM ET)

•Revenues of $64.2 million increased 6% sequentially compared to first quarter
•Net loss was $0.1 million, or $0.00 per basic and diluted share
•Management provides fiscal 2021 third quarter revenue guidance of $60 million to $65 million
•Receives CE Mark for Diamondback 360® Coronary Orbital Atherectomy System
•Sachin H. Jain, MD, MBA, joins Board of Directors
•Announces partnership to develop new drug-coated balloon technology

St. Paul, Minn., February 3, 2021 – Cardiovascular Systems, Inc. (CSI®) (NASDAQ: CSII), a medical device company developing and commercializing innovative interventional treatment systems for patients with peripheral and coronary artery disease, today reported financial results for its fiscal second quarter, ended December 31, 2020.

Executive Commentary – Scott Ward, Chairman, President and CEO

“Today we reported second quarter revenues of $64.2 million, representing a sequential quarterly improvement of 6%. The surge in new COVID cases and increased ICU demand began negatively impacting our procedures during the final weeks of December and as a result our revenue finished slightly below the midpoint of our guidance range.

“Considering the unprecedented spike in hospital admissions, we are really pleased with these results and proud of our team’s focused support of our customers and patients under these extreme conditions.

“We expect that our Q3 revenue of $60 to $65 million may be slightly down sequentially, but essentially in line with last year. Even though the pandemic will negatively impact our sales in Q3, we are optimistic about calendar 2021 and we expect our business to ramp sequentially throughout the year as the pandemic subsides and we leverage advancements in our core product offering, drive higher revenue per procedure and resume our international expansion plans.”

Q2 Financial Highlights

CSI’s fiscal 2021 second-quarter revenues were $64.2 million, representing a sequential increase of $3.6 million, or 6.0%, from first quarter. Year-over-year, second-quarter revenues decreased $4.2 million, or 6.1%. Gross profit margin was 78.3%.

Selling, general and administrative expenses decreased 14.5% to $40.1 million. Research and development expenses decreased 11% to $9.6 million due to lower enrollment in the ECLIPSE clinical trial as a result of COVID-19.

Cardiovascular Systems, Inc.
November 4, 2020

Second-quarter net loss of $0.1 million, or $0.00 per basic and diluted share, compared favorably to net loss of $3.4 million, or $0.10 per basic and diluted share, in the prior-year period. Adjusted EBITDA totaled $5.2 million.

As of December 31, 2020, CSI had cash and marketable securities totaling $225.1 million and no long-term borrowings.

Fiscal 2021 Third Quarter Guidance

For the fiscal 2021 third quarter ending March 31, 2021, CSI anticipates:
•Revenue of $60 million to $65 million, representing 98% to 106% of third quarter of fiscal 2020;
•Gross profit as a percentage of revenues in the 77% to 78% range;
•Operating expenses in a range of $52 to $54 million;
•Net loss in a range of $3.5 to $6.0 million; and
•Near neutral Adjusted EBITDA

Conference Call Scheduled for Today at 3:30 p.m. CT (4:30 p.m. ET)
CSI will host a live conference call and webcast of its fiscal second-quarter results today, February 3, 2021, at 3:30 p.m. CT (4:30 p.m. ET). To participate in the conference call, please register online. To access the live webcast, register here. A webcast replay will be available beginning at 6:30 p.m. CT the same day.

CE Mark for Diamondback 360® Coronary Orbital Atherectomy System
As previously announced on January 18, 2021, CSI has received the CE Mark for its Diamondback 360® Coronary Orbital Atherectomy System (OAS) and ViperWire Advance® Coronary Guide Wire with Flex Tip (ViperWire Advance with Flex Tip).

Sachin H. Jain, MD, MBA, named to CSI Board of Directors
As previously announced on January 27, 2021, Sachin H. Jain, MD, MBA., currently the President and Chief Executive Officer of SCAN Group and Health Plan, a mission-driven organization dedicated to the health and wellness of older adults, was added as an independent member of the Board of Directors.

Partnership to develop new drug-coated balloon technology

As previously announced on February 1, 2021, CSI has partnered with Chansu Vascular Technologies, LLC (CVT) to develop novel peripheral and coronary everolimus drug-coated balloons (DCBs). This partnership brings together CSI’s leadership in the treatment of calcified arterial lesions with Dr. Philippe Marco, a pioneer in the successful development of several drug-coated devices.

About Peripheral Artery Disease (PAD)
As many as 18 million Americans, most over age 65, suffer from PAD, which is caused by the accumulation of plaque in peripheral arteries reducing blood flow. Symptoms include leg pain when walking or at rest. Left untreated, PAD can lead to severe pain, immobility, non-healing wounds and eventually limb amputation. With risk factors such as diabetes and obesity on the rise, the prevalence of PAD is growing at double-digit rates.

Millions of patients with PAD may benefit from treatment with orbital atherectomy utilizing the Stealth 360® and Diamondback 360® Peripheral Orbital Atherectomy Systems, minimally invasive catheter systems developed and manufactured by CSI. These systems use a diamond-coated crown, attached to an orbiting shaft, which sands away plaque while preserving healthy vessel tissue — a critical factor in preventing reoccurrences. Balloon angioplasty and stents have significant shortcomings in treating hard,

Cardiovascular Systems, Inc.
November 4, 2020

calcified lesions. Stents are prone to fractures and high recurrence rates, and treatment of hard, calcified lesions often leads to vessel damage and suboptimal results.

About Coronary Artery Disease (CAD) CAD is a life-threatening condition and a leading cause of death in men and women in the United States. CAD occurs when a fatty material called plaque builds up on the walls of arteries that supply blood to the heart. The plaque buildup causes the arteries to harden and narrow (atherosclerosis), reducing blood flow. The risk of CAD increases if a person has one or more of the following: high blood pressure, abnormal cholesterol levels, diabetes, or family history of early heart disease. According to the American Heart Association, 16.3 million people in the United States have been diagnosed with CAD, the most common form of heart disease. Heart disease claims more than 600,000 lives in the United States each year. According to estimates, significant arterial calcium is present in nearly 40% of patients undergoing a percutaneous coronary intervention (PCI). Significant calcium contributes to poor outcomes and higher treatment costs in coronary interventions when traditional therapies are used, including a significantly higher occurrence of death and major adverse cardiac events (MACE).

About Cardiovascular Systems, Inc.
Cardiovascular Systems, Inc., based in St. Paul, Minn., is a medical device company focused on developing and commercializing innovative solutions for treating vascular and coronary disease. The company’s orbital atherectomy system treats calcified and fibrotic plaque in arterial vessels throughout the leg and heart and addresses many of the limitations associated with existing surgical, catheter and pharmacological treatment alternatives. For additional information, please visit www.csi360.com and connect on Twitter @csi360.

Safe Harbor
Certain statements in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are provided under the protection of the safe harbor for forward-looking statements provided by that Act. For example, statements in this press release regarding (i) CSI’s strategy and goals; (ii) management of CSI’s business during the pandemic and the ongoing impact of the pandemic; (iii) our expectations that our business will ramp sequentially throughout calendar 2021 as the pandemic subsides and we leverage advancements in our core product offering, drive higher revenue per procedure and resume our international expansion plans; (iv) anticipated revenue, gross profit, operating expenses, net loss and Adjusted EBITDA; and (v) the development of new DCBs, are forward-looking statements. These statements involve risks and uncertainties that could cause results to differ materially from those projected, including, but not limited to, the ongoing COVID-19 pandemic and the impact and scope thereof on CSI, our distribution partners, the supply chain and physicians and facilities, including government actions related to the COVID-19 outbreak, material delays and cancellations of procedures, delayed spending by healthcare providers, and distributor and supply chain disruptions; regulatory developments, clearances and approvals; approval of our products for distribution in countries outside of the United States; approval of products for reimbursement and the level of reimbursement in the U.S., Japan and other foreign countries; dependence on market growth; agreements with third parties to sell their products; the ability of us and our distribution partners to successfully launch CSI products outside of the United States and Japan; our ability to maintain third-party supplier relationships and renew existing purchase agreements; our ability to maintain our relationship with our distribution partner in Japan and with OrbusNeich; the experience of physicians regarding the effectiveness and reliability of the products we sell; the reluctance of physicians, hospitals and other organizations to accept new products; the potential for unanticipated delays in enrolling medical centers and patients for clinical trials; actual clinical trial and study results; the impact of competitive products and pricing; unanticipated developments affecting our estimates regarding expenses, future revenues and capital requirements; the difficulty of successfully managing operating costs; our ability to manage our sales force strategy; our actual research and development efforts and needs, including the timing of product development programs; our ability to obtain and maintain intellectual property protection for product candidates; our actual financial resources and our ability to obtain additional financing; fluctuations in results and expenses based on new product introductions, sales mix, unanticipated warranty claims, and the timing of project expenditures; our ability to manage costs; investigations or

Cardiovascular Systems, Inc.
November 4, 2020

litigation threatened or initiated against us; court rulings and future actions by the FDA and other regulatory bodies; the effects of hurricanes, flooding, and other natural disasters on our business; the impact of federal corporate tax reform on our business, operations and financial statements; international trade developments; shutdowns of the U.S. federal government; general economic conditions; unanticipated developments during the manufacturing transfer process for the WIRION system; the effectiveness of the WIRION system; the potential impact of any future strategic transactions; the ability of CSI and CVT to collaborate on the development of new DCBs; the ability of CVT to meet development milestones; satisfaction of the conditions to CSI’s additional financing obligations; satisfaction of milestones and conditions to CSI’s rights and obligations to acquire CVT; and other factors detailed from time to time in CSI’s SEC reports, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. CSI encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, CSI's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this release. The forward-looking statements made in this release are made only as of the date of this release, and CSI undertakes no obligation to update them to reflect subsequent events or circumstances.

Product Disclosures:
Peripheral Products
Indications: The Stealth 360® PAD System and Diamondback 360® PAD System are percutaneous orbital atherectomy systems (OAS) indicated for use as therapy in patients with occlusive atherosclerotic disease in peripheral arteries and stenotic material from artificial arteriovenous dialysis fistulae.

Contraindications: The OAS are contraindicated for use in coronary arteries, bypass grafts, stents or where thrombus or dissections are present.
Warnings/Precautions: Although the incidence of adverse events is rare, potential events that can occur with atherectomy include: pain, hypotension, CVA/TIA, death, dissection, perforation, distal embolization, thrombus formation, hematuria, abrupt or acute vessel closure, or arterial spasm.

See the instructions for use for detailed information regarding the procedure, indications, contraindications, warnings, precautions, and potential adverse events. For further information call CSI at 1-877-274-0901 and/or consult CSI’s website at www.csi360.com.

Caution: Federal law (USA) restricts these devices to sale by or on the order of a physician.
The Stealth 360® PAD System and Diamondback 360® PAD System received FDA 510(k) clearance. The Stealth 360® PAD System is CE Marked.

Coronary Product
Indications: The Diamondback 360® Coronary Orbital Atherectomy System (OAS) is a percutaneous orbital atherectomy system indicated to facilitate stent delivery in patients with coronary artery disease (CAD) who are acceptable candidates for PTCA or stenting due to de novo, severely calcified coronary artery lesions.

Contraindications: The OAS is contraindicated when the ViperWire® guide wire cannot pass across the coronary lesion or the target lesion is within a bypass graft or stent. The OAS is contraindicated when the patient is not an appropriate candidate for bypass surgery, angioplasty, or atherectomy therapy, or has angiographic evidence of thrombus, or has only one open vessel, or has angiographic evidence of significant dissection at the treatment site and for women who are pregnant or children.

Warnings/Precautions: Performing treatment in excessively tortuous vessels or bifurcations may result in vessel damage; The OAS was only evaluated in severely calcified lesions, A temporary pacing lead

Cardiovascular Systems, Inc.
November 4, 2020

may be necessary when treating lesions in the right coronary and circumflex arteries; On-site surgical back-up should be included as a clinical consideration; Use in patients with an ejection fraction (EF) of less than 25% has not been evaluated.

See the instructions for use for detailed information regarding the procedure, indications, contraindications, warnings, precautions, and potential adverse events. For further information call CSI at 1-877-274-0901 and/or consult CSI’s website at www.csi360.com.

Caution: Federal law (USA) restricts these devices to sale by or on the order of a physician.

The Diamondback 360® Coronary OAS is FDA PMA approved.

Cardiovascular Systems, Inc.
November 4, 2020

Cardiovascular Systems, Inc.
Consolidated Statements of Operations
(Dollars in Thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	December 31		December 31
	2020	2019	2020	2019

Net revenues	$64,169	$68,334	$124,713	$132,824
Cost of goods sold	13,920	13,718	26,484	26,390
Gross profit	50,249	54,616	98,229	106,434
Expenses:
Selling, general and administrative	40,061	46,867	80,343	93,619
Research and development	9,601	10,786	18,653	21,551
Amortization of intangible assets	304	337	608	571
Total expenses	49,966	57,990	99,604	115,741
Income (loss) from operations	283	(3,374)	(1,375)	(9,307)
Other (income) and expense, net	276	(17)	631	(208)
Income (loss) before income taxes	7	(3,357)	(2,006)	(9,099)
Provision for income taxes	63	44	126	82
Net loss	$(56)	$(3,401)	$(2,132)	$(9,181)

Basic and diluted earnings per share	$—	$(0.10)	$(0.06)	$(0.27)

Basic and diluted weighted average shares outstanding	38,808,980	34,069,412	38,746,410	33,969,818

Cardiovascular Systems, Inc.
November 4, 2020

Cardiovascular Systems, Inc.
Consolidated Balance Sheets
(Dollars in Thousands)
(unaudited)

	December 31,	June 30,
	2020	2020

ASSETS
Current assets
Cash and cash equivalents	$73,783	$185,463
Marketable securities	151,272	46,691
Accounts receivable, net	32,526	25,212
Inventories	32,506	27,706
Prepaid expenses and other current assets	2,994	2,617
Total current assets	293,081	287,689
Property and equipment, net	28,123	27,810
Intangible assets, net	15,998	16,606
Other assets	11,734	7,414
Total assets	$348,936	$339,519

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$13,669	$11,539
Accrued expenses	32,338	31,100
Deferred revenue	2,078	1,867
Total current liabilities	48,085	44,506
Long-term liabilities
Financing obligation	20,716	20,818
Deferred revenue	3,644	4,707
Other liabilities	2,659	696
Total liabilities	75,104	70,727
Commitments and contingencies	—	—
Total stockholders’ equity	273,832	268,792
Total liabilities and stockholders’ equity	$348,936	$339,519

Cardiovascular Systems, Inc.
November 4, 2020

Non-GAAP Financial Measures
To supplement CSI's consolidated condensed financial statements prepared in accordance with GAAP, CSI uses a non-GAAP financial measure referred to as "Adjusted EBITDA" in this release.

Reconciliations of this non-GAAP measure to the most comparable U.S. GAAP measure for the respective periods can be found in the following tables. In addition, an explanation of the manner in which CSI's management uses this measure to conduct and evaluate its business, the economic substance behind management's decision to use this measure, the substantive reasons why management believes that this measure provides useful information to investors, the material limitations associated with the use of this measure and the manner in which management compensates for those limitations is included following the reconciliation table.

Adjusted EBITDA
(Dollars in Thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	December 31		December 31
	2020	2019	2020	2019

Net loss	$(56)	$(3,401)	$(2,132)	$(9,181)
Less: Other (income) and expense, net	276	(17)	631	(208)
Less: Provision for income taxes	63	44	126	82
Income (loss) from operations	283	(3,374)	(1,375)	(9,307)
Add: Stock-based compensation	3,877	3,290	8,784	7,196
Add: Depreciation and amortization	1,058	1,090	2,087	2,064
Adjusted EBITDA	$5,218	$1,006	$9,496	$(47)

Use and Economic Substance of Non-GAAP Financial Measures Used by CSI and Usefulness of Such Non-GAAP Financial Measures to Investors
CSI uses Adjusted EBITDA as a supplemental measure of performance and believes this measure facilitates operating performance comparisons from period to period and company to company by factoring out potential differences caused by depreciation and amortization expense and stock based compensation. CSI's management uses Adjusted EBITDA to analyze the underlying trends in CSI's business, assess the performance of CSI's core operations, establish operational goals and forecasts that are used to allocate resources and evaluate CSI's performance period over period and in relation to its competitors' operating results. Additionally, CSI's management is evaluated on the basis of Adjusted EBITDA when determining achievement of their incentive compensation performance targets.

CSI believes that presenting Adjusted EBITDA provides investors greater transparency to the information used by CSI's management for its financial and operational decision-making and allows investors to see CSI's results "through the eyes" of management. CSI also believes that providing this information better enables CSI's investors to understand CSI's operating performance and evaluate the methodology used by CSI's management to evaluate and measure such performance.
The following is an explanation of each of the items that management excluded from Adjusted EBITDA and the reasons for excluding each of these individual items:
-- Stock-based compensation. CSI excludes stock-based compensation expense from its non-GAAP financial measures primarily because such expense, while constituting an ongoing and recurring

Cardiovascular Systems, Inc.
November 4, 2020

expense, is not an expense that requires cash settlement. CSI's management also believes that excluding this item from CSI's non-GAAP results is useful to investors to understand the application of stock-based compensation guidance and its impact on CSI's operational performance, liquidity and its ability to make additional investments in the company, and it allows for greater transparency to certain line items in CSI's financial statements.

-- Depreciation and amortization expense. CSI excludes depreciation and amortization expense from its non-GAAP financial measures primarily because such expenses, while constituting ongoing and recurring expenses, are not expenses that require cash settlement and are not used by CSI's management to assess the core profitability of CSI's business operations. CSI's management also believes that excluding these items from CSI's non-GAAP results is useful to investors to understand CSI's operational performance, liquidity and its ability to make additional investments in the company.

Material Limitations Associated with the Use of Non-GAAP Financial Measures and Manner in which CSI Compensates for these Limitations
Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for CSI's financial results prepared in accordance with GAAP. Some of the limitations associated with CSI's use of these non-GAAP financial measures are:
-- Items such as stock-based compensation do not directly affect CSI's cash flow position; however, such items reflect economic costs to CSI and are not reflected in CSI's "Adjusted EBITDA" and therefore these non-GAAP measures do not reflect the full economic effect of these items.

-- Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and therefore other companies may calculate similarly titled non-GAAP financial measures differently than CSI, limiting the usefulness of those measures for comparative purposes.

-- CSI's management exercises judgment in determining which types of charges or other items should be excluded from the non-GAAP financial measures CSI uses. CSI compensates for these limitations by relying primarily upon its GAAP results and using non-GAAP financial measures only supplementally. CSI provides full disclosure of each non-GAAP financial measure.

-- CSI provides detailed reconciliations of each non-GAAP measure to its most directly comparable GAAP measure. CSI encourages investors to review these reconciliations. CSI qualifies its use of non-GAAP financial measures with cautionary statements as set forth above.

Contact:

Cardiovascular Systems, Inc. Jack Nielsen (651) 202-4919 j.nielsen@csi360.com
# # #